Filed Pursuant to Rule 424(b)(3)
Registration No. 333-209128

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
SUPPLEMENT NO. 1 DATED SEPTEMBER 27, 2016
TO THE PROSPECTUS DATED SEPTEMBER 22, 2016

This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT III), Inc. dated September 22, 2016. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the satisfaction of the minimum offering and the status of the offering of shares of Cole Office & Industrial REIT (CCIT III), Inc.;
(2)	updated suitability standards for Idaho investors;
(3)	recent real property investments and debt;
(4)	declaration of distributions;
(5)	update to how to subscribe for shares of our common stock; and
(6)	a revised form of our Initial Subscription Agreement, attached as Appendix B to our prospectus, and a revised form of our Additional Subscription Agreement, attached as Appendix C to our prospectus.

OPERATING INFORMATION
Satisfaction of Our Minimum Offering and Status of Our Public Offering

The registration statement for our initial public offering of $3,500,000,000 in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on September 22, 2016. Of these shares, we are offering up to $2,500,000,000 in shares of common stock pursuant to our primary offering, consisting of two classes of shares: $1,250,000,000 in shares of Class A common stock and $1,250,000,000 in shares of Class T common stock. We are also offering up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares offered among the classes of shares and between our primary offering and our distribution reinvestment plan. Pursuant to the terms of the offering, we were required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until we received subscriptions aggregating at least $2.5 million. On September 22, 2016, VEREIT Operating Partnership, L.P. (VEREIT OP), an affiliate of our sponsor, deposited $2.5 million into escrow for the purchase of shares of Class A common stock in the offering. As a result, we satisfied the conditions of our minimum offering, and on September 22, 2016, we broke escrow and accepted the subscription for, and issued, a total of 274,725.275 shares of our Class A common stock in the offering, resulting in gross proceeds of $2.5 million. We have special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of September 22, 2016 and, therefore, subscriptions from residents of Pennsylvania and Washington will be held in escrow until we have received aggregate subscriptions of at least $125.0 million and $20.0 million, respectively.

We will offer shares of our common stock pursuant to the offering until September 22, 2018, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 22, 2018, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

PROSPECTUS UPDATES
Suitability Standards
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus:
Idaho — Investors in Idaho must have either (1) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (2) a liquid net worth of at least $300,000. In addition, an investor’s aggregate investment in us cannot exceed 10% of that investor’s liquid net worth.  For these purposes, “liquid net worth” shall include only cash plus cash equivalents, and “cash equivalents” shall include assets which may be convertible to cash within one year.
Recent Real Property Investments and Debt

The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus and “Investment Objectives and Policies — Acquisition and Investment Policies” beginning on page 89 of the prospectus.

Description of Real Estate Investments

We engage in the acquisition and ownership of commercial properties, primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States.

As of September 23, 2016, we, through a separate wholly-owned limited liability company of ours and our operating partnership, owned one property, listed below, consisting of approximately 221,000 gross rentable square feet of office space. The property was acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet
Siemens — Milford, OH	Manufacturing	1	Siemens	221,215

Property Description	Date Acquired	Year Built	Purchase Price (2)	Fees Paid to Sponsor (3)	Initial Yield (4)	Average Yield (5)	Physical Occupancy
Siemens — Milford, OH	September 23, 2016	1991	$32,750,000	$655,000	7.50%	8.24%	100%

(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Purchase price does not include acquisition-related expenses.

(3)
Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 73 of the prospectus.

(4)
Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred in the first year of ownership, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple-net or double-net leases. Future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(5) Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred over the non-cancelable lease term, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple-net or double-net leases. Future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

The following table sets forth the principal provisions of the lease term for the sole tenant at the property listed above:

Property	Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Siemens — Milford, OH	Siemens	221,215	100%	1/5 yr.	$2,455,487	(5)	$11.10	9/23/2016	-	4/30/2026

(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.
(2) Represents the number of renewal options and the term of each option.

(3)
Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
(5) The annual base rent under the lease increases annually by 2% of the then-current annual base rent.
Depreciable Tax Basis

For federal income tax purposes, the preliminary depreciable basis in the property described in this prospectus supplement is approximately $26.9 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for a 40-year property and a straight-line method, half-year convention for all other properties. We currently have no plans for any significant renovations, improvements or development of the property described in this prospectus supplement that would be an additional cost to us, and we believe the property described in this prospectus supplement is adequately insured.
Debt

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Borrowing Policies” beginning on page 97 of the prospectus.

Revolving Credit Facility

On September 23, 2016, our operating partnership entered into a credit facility (the Credit Facility) providing for up to $100.0 million of borrowings and issuances of letters of credit pursuant to a credit agreement (the Credit Agreement) with JPMorgan Chase Bank, N.A. (JPMorgan Chase) as joint lead arranger, bookrunner, administrative agent, letter of credit issuer, and a lender, KeyBank, National Association (KeyBank) as joint lead arranger, syndication agent, and a lender, and other lending institutions that may become parties to the Credit Agreement. JPMorgan Chase and KeyBank are not affiliated with us, our advisor or its affiliates.

The Credit Facility allows our operating partnership to initially borrow up to $100.0 million in revolving loans (the Revolving Loans), with the maximum amount outstanding under the Credit Facility not to exceed the borrowing base (the Borrowing Base), calculated as (i) 70% of the Asset Value (as defined in the Credit Agreement) allocated to each qualified property comprising eligible collateral (collectively, the Qualified Properties) during the period from September 23, 2016 through February 27, 2017; (ii) 65% of the Asset Value allocated to the Qualified Properties during the period from February 28, 2017 to February 27, 2018; and (iii) 60% of the Asset Value allocated to the Qualified Properties thereafter. Up to an amount equal to the lesser of (i) 7.50% of the Aggregated Revolving Commitments (as defined in the Credit Agreement) and (ii) $20.0 million may be used for the issuance of letters of credit under the Credit Facility. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased so long as the maximum Facility Amount (as defined in the Credit Agreement) does not exceed $750.0 million.

Initially, the Credit Facility will be secured by the pool of Qualified Properties. However, upon meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an Asset Value of at least $250.0 million and a Total Asset Value (as defined in the Credit Agreement) of at least $750.0 million, the secured Credit Facility may be converted to an unsecured credit facility (Unsecured Conversion), at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility and letters of credit mature on September 23, 2019; however, our operating partnership may elect to extend the maturity date for up to two successive 12-month periods, subject to satisfying certain conditions described in the Credit Agreement.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a Eurodollar rate loan (as defined in the Credit Agreement), the interest rate will be equal to the one-month, two-month, three-month or six-month London Interbank Offered Rate (LIBOR) for the interest period, as elected by our operating partnership, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the Eurodollar Applicable Rate). Prior to an Unsecured Conversion, the Eurodollar Applicable Rate is (i) 2.75% during the period from September 23, 2016 through February 27, 2017; (ii) 2.45% during the period from February 28, 2017 to February 27, 2018; and (iii) 2.20% thereafter. After an Unsecured Conversion, the Eurodollar Applicable Rate will be adjusted as described in the Credit Agreement. For base rate committed loans (as defined in the Credit Agreement), the interest rate is a per annum amount equal to (a) the greater of (i) JPMorgan Chase’s Prime Rate (as defined in the Credit Agreement); (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate plus 1.0% plus (b) the applicable rate (the Base Rate Applicable Rate). Prior to an Unsecured Conversion, the Base Rate Applicable Rate is (i) 1.75% during the period from September 23, 2016 through February 27, 2017; (ii) 1.45% during the period from February 28, 2017 to February 27, 2018; and (iii) 1.20% thereafter. After an Unsecured Conversion, the Base Rate Applicable Rate will be adjusted as described in the Credit Agreement. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the request of the required lenders while any event of default exists, the Eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time, until the default is cured.

Our operating partnership has paid certain customary fees under the Credit Agreement and will pay an annualized fee for any unused portion of the Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.30% per annum. Our operating partnership also must pay certain fees upon the issuance of each letter of credit under the Credit Facility and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Credit Facility. Our operating partnership also paid a financing coordination fee of $220,000 to our advisor.

Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

As of September 23, 2016, the Borrowing Base under the Credit Facility based on the underlying collateral pool for Qualified Properties was approximately $22.9 million and the amount outstanding under the Credit Facility was $22.0 million.

Subordinate Promissory Note

On September 23, 2016, our operating partnership entered into a $30.0 million subordinate, unsecured, revolving line of credit with VEREIT OP (the Subordinate Promissory Note). The Subordinate Promissory Note bears interest at a rate per annum equal to the sum of (a) one-month LIBOR, (b) the Credit Facility Margin (as defined in the Subordinate Promissory Note) and (c) 1.75%, with accrued interest payable monthly in arrears and principal due upon maturity on September 22, 2017. Upon the occurrence of an event of default, interest on the Subordinate Promissory Note will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Subordinate Promissory Note has been approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances. As of September 23, 2016, $10.3 million was outstanding under the Subordinate Promissory Note. No financing coordination fees were paid to our advisor or its affiliates in connection with the Subordinate Promissory Note.

Distributions

The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary — Distributions” on page 21 of the prospectus and “Description of Shares — Distribution Policy and Distributions” beginning on page 121 of the prospectus.

Our board of directors has authorized a daily distribution, based on 366 days in the calendar year, of $0.001639344 per share of Class A common stock for stockholders of record of such class of shares as of the close of business on each day of the period commencing on September 23, 2016 and ending on December 31, 2016. Our board of directors has also authorized a daily distribution, based on 366 days in the calendar year, of $0.001639344 per share of Class T common stock, less the per share distribution and stockholder servicing fees that are payable with respect to the Class T shares (as calculated on a daily basis), for stockholders of record of such class of shares as of the close of business on each day of the period commencing on September 23, 2016 and ending on December 31, 2016. The payment date for each of the daily distributions during the period commencing on September 23, 2016 and ending on September 30, 2016 will be in October 2016. The payment date for each of the daily distributions during the period commencing on October 1, 2016 and ending on October 31, 2016 will be in November 2016. The payment date for each of the daily distributions during the period commencing on November 1, 2016 and ending on November 30, 2016 will be in December 2016. The payment date for each of the daily distributions during the period commencing on December 1, 2016 and ending on December 31, 2016 will be in January 2017.

How to Subscribe

The following information supersedes and replaces the section of our prospectus captioned “How to Subscribe” on page 163 of the prospectus.

Persons or entities who meet the applicable minimum suitability standards described in the “Suitability Standards” section of our prospectus and suitability standards determined by his, her or its broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying the prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable initial subscription agreement. A specimen copy of the initial subscription agreement, including instructions for completing it for new investors, is included in our prospectus, as supplemented, as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in our prospectus, as supplemented, as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved.

(2) Deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Cole Office & Industrial REIT (CCIT III), Inc.” or, alternatively, “CCIT III” or “Cole REIT,” along with the completed subscription agreement, except that (i) Washington investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Cole Office & Industrial REIT (CCIT III), Inc.” or a recognizable contraction or abbreviation thereof, including, but not limited to, “UMB Bank, N.A., f/b/o CCIT III,” until we have received and accepted subscriptions for $20.0 million, at which point checks should be made payable to “Cole Office & Industrial REIT (CCIT III), Inc.” or, alternatively, “CCIT III” or “Cole REIT”; and (ii) Pennsylvania investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Cole Office & Industrial REIT (CCIT III), Inc.” or a recognizable contraction or abbreviation thereof, including, but not limited to, “UMB Bank, N.A., f/b/o CCIT III,” until we have received and accepted subscriptions for $125.0 million, at which point checks should be made payable to “Cole Office & Industrial REIT (CCIT III), Inc.” or, alternatively, “CCIT III” or “Cole REIT.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of our prospectus and as stated in the applicable subscription agreement.

An approved trustee must process through us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, the check will be held in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.
Subscription Agreements
The form of Initial Subscription Agreement contained in Appendix B of the prospectus is hereby superseded and replaced with the revised form of Initial Subscription Agreement attached to this supplement as Appendix B, and the form of Additional Subscription Agreement contained in Appendix C of the prospectus is hereby superseded and replaced with the revised form of Additional Subscription Agreement attached to this supplement as Appendix C.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	Share Class:
☐ A Shares ☐ T Shares
2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)
Existing Account #_____________________________
3.	Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

4.	(Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account ☐ Cole Employee or their Family Member ☐ Registered Representative, Firm Employee or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)
☐ Transfer on Death (fill out TOD Form to effect designation)
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
State of
Custodian for (minor’s name)
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)			Name
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
	☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)			Street/PO Box
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
	☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)			City State	Zip
☐ Other (specify)
Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)
I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.
☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)	☐ Direct Deposit (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Checking ☐ Savings
(Non-custodial accounts only)

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-3
City State Zip
By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III) to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT III to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
| 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT III.

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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

| 4. I (we) acknowledge that the shares are not liquid.
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5. For Alabama residents: In addition to the suitability requirements described above, my (our) liquid net worth is at least 10 times my (our) investment in CCIT III and any other investment programs sponsored by Cole Capital.

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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT III does not exceed ten percent (10%) of my (our) net worth.

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7. For Idaho residents: I (we) either: (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth of $100,000 and a gross annual income of at least $100,000, or (ii) have a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of my (our) net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, my (our) aggregate investment in CCIT III, any of its affiliates and other non-exchange traded direct participation programs does not exceed 10% of my (our) liquid net worth.  Accredited investors in Iowa, as defined in
17 C.F.R. § 230.501, are not subject to this 10% investment limitation.

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCIT III and other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III and any other investment programs sponsored by Cole Capital. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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11. For Maine residents: I (we) acknowledge that the Maine securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCIT III and similar direct participation investments.

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12. For Massachusetts residents: My (our) aggregate investment in CCIT III and other illiquid direct participation investments does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Michigan and Missouri residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III.
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCIT III and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT III, shares of other investment programs sponsored by Cole Capital and other non-publicly traded direct participation investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

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16. For New Mexico residents: My (our) aggregate investment in CCIT III, other investment programs sponsored by Cole Capital and other non-publicly traded real estate investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	17. For North Dakota and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT III.
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18. For Ohio residents: My (our) aggregate investment in CCIT III, any other investment programs sponsored by Cole Capital and other non-publicly traded investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

|	19. For Oregon residents: My (our) liquid net worth (exclusive of home, home furnishings and automobiles) is at least 10 times my (our) investment in CCIT III and any of its affiliates.

|	20. For Tennessee residents: My (our) investment in CCIT III is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

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21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R. § 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653. Email:                              Alabama residents must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT III will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCIT III unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT III. In deciding to invest in CCIT III, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT III and each person selling shares of CCIT III common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #

	Mailing Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT III that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT III is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT III	CCIT III
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCIT3-AGMT-01(09-16)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III), who desires to purchase additional shares of CCIT III and who purchased their shares directly from CCIT III. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT III Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)
1.	Share Class:
☐ A Shares ☐ T Shares
2.	This subscription is in the amount of $	(minimum $1,000)
3.	Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired		☐ Funds to follow
☐ ACH (Copy of voided check required)
		☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)
I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
| 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT III.

|
2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

| 4. I (we) acknowledge that the shares are not liquid.
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5. For Alabama residents: In addition to the suitability requirements described above, my (our) liquid net worth is at least 10 times my (our) investment in CCIT III and any other investment programs sponsored by Cole Capital.

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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT III does not exceed 10% of my (our) net worth.

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7. For Idaho residents: I (we) either: (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth of $100,000 and a gross annual income of at least $100,000, or (ii) have a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of my (our) net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, my (our) aggregate investment in CCIT III, any of its affiliates and other non-exchange traded direct participation programs does not exceed 10% of my (our) liquid net worth.  Accredited investors in Iowa, as defined in
17 C.F.R. § 230.501, are not subject to this 10% investment limitation.

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCIT III and other non-traded real estate investment trusts.

C-1

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10. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III and any other investment programs sponsored by Cole Capital. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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11. For Maine residents: I (we) acknowledge that the Maine securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCIT III and similar direct participation investments.

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12. For Massachusetts residents: My (our) aggregate investment in CCIT III and other illiquid direct participation investments does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Michigan and Missouri residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III.
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCIT III and in the securities of other non-publicly traded real estate investment trusts does not exceed ten percent (10%) of my (our) net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. §230.501, are not subject to this limitation.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT III, shares of other investment programs sponsored by Cole Capital and other non-publicly traded direct participation investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|
16. For New Mexico residents: My (our) aggregate investment in CCIT III, other investment programs sponsored by Cole Capital and other non-publicly traded real estate investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	17. For North Dakota and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT III.
|
18. For Ohio residents: My (our) aggregate investment in CCIT III, any other investment programs sponsored by Cole Capital and other non-publicly traded investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

|	19. For Oregon residents: My (our) liquid net worth (exclusive of home, home furnishings and automobiles) is at least 10 times my (our) investment in CCIT III and any of its affiliates.

|	20. For Tennessee residents: My (our) investment in CCIT III is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

|
21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R. § 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:                                                                  Alabama residents must sign here: __________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT III will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCIT III unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT III. In deciding to invest in CCIT III, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT III and each person selling shares of CCIT III common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

C-2

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1)	REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #
2)	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

F FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT III that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT III is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT III	CCIT III
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCIT3-AI-01 (09-16)

C-3
CCIT 3-SUP-01